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                                                                     Exhibit 3.2

                         INTERNATIONAL COAL GROUP, INC.
                      (FORMERLY KNOWN AS ICG HOLDCO, INC.)

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                                     BYLAWS
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                                   ARTICLE I
                                  STOCKHOLDERS

      Section 1.1 TIME AND PLACE OF MEETINGS: All meetings of the stockholders for the election of Directors or for any other purpose will be held at such time and place as may be designated by the Board of Directors (the "Board") or, in the absence of a designation by the Board, the Chairman, the President or a Vice President and stated in the notice of meeting. The Board, the Chairman, the President or a Vice President may postpone any previously scheduled annual or special meeting of the stockholders.

      Section 1.2 ANNUAL MEETING: An annual meeting of the stockholders will be held at such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect, by a plurality of the votes cast by the holders of the Common Stock then outstanding, present in person or represented by proxy, the Directors to succeed those whose terms expire and will transact such other business as may properly be brought before the meeting in accordance with Section 1.10.

      Section 1.3 SPECIAL MEETINGS: Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called only by (i) holders of at least two-thirds of the outstanding Common Stock or (ii) the Secretary within ten calendar days after receipt of the written request of a majority of the total number of Directors (the total number of directors being the "Whole Board"). Any such request by a majority of the Whole Board must be sent to the Secretary and must state the purpose or purposes of the proposed meeting.

      Section 1.4 MEETING BY MEANS OF REMOTE COMMUNICATION: The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the "DGCL"). If so authorized, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Company shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the

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meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

      Section 1.5 NOTICE OF MEETINGS: Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided in these Bylaws or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting must be given in conformity with this
Section 1.5. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. Any notice herein will be in addition to any notice required by the Certificate of Incorporation.

      Section 1.6 STOCKHOLDER LIST: The officer who has charge of the stock ledger of the Company shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting:
(i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

      Section 1.7 INSPECTORS: The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of the meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.


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      Section 1.8 QUORUM: Except as otherwise provided by law or in the
Certificate of Incorporation, the holders of a majority of the Common Stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business at a meeting of the stockholders. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote at that meeting of stockholders, present in person or represented by proxy, will have the power to adjourn, without notice other than announcement at the meeting, the meeting from time to time until a quorum is present or represented.

      Section 1.9 VOTING: Except as otherwise provided by law or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of that stockholder on the books of the Company on the record date for the meeting and those votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by these Bylaws or unless the presiding officer of the meeting or the holders of a majority of the outstanding shares of all classes of stock entitled to vote on that question present in person or by proxy at the meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and which has actually voted will decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case that express provision will govern and control the decision of such question.

      Section 1.10 ORDER OF BUSINESS: (a) The Chairman or such other officer of the Company designated by a majority of the Whole Board, will call meetings of the stockholders to order and will act as presiding officer thereof.

            (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman, the President or a Vice President or the Board in accordance with
Section 1.5, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Directors on the Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Company in accordance with Section 1.10(c).

            (c) For business to be properly requested by a stockholder to be brought before an annual or special meeting, the stockholder must (i) be a stockholder


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of the Company of record at the time of the giving of the notice for such meeting provided for in these Bylaws, (ii) be entitled to vote at such meeting and (iii) have given timely notice thereof in writing to the Secretary. To be timely under (iii) above, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than ten calendar days prior to the date of the stockholder meeting.

      Section 1.11 WRITTEN ACTION: (a) Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken, or which may be taken, by stockholders or at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, provided that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

            (b) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes herein, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Company can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized persons or persons transmitted such telegram, cablegram or other electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered in accordance with Section 228 of the DGCL, to the Company by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all such purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

                                   ARTICLE II
                                    DIRECTORS

      Section 2.1 FUNCTION: The business and affairs of the Company will be managed under the direction of the Board. The Board may elect from among its members such Chairman or Co-Chairman as it may determine by vote of a majority of the Whole Board and vest in him or her such powers as it may determine upon such


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vote. Until changed by a majority vote of the Whole Board (whereupon this sentence will be deemed, without further action, to have been eliminated from these Bylaws), the Chairman will be Wilbur L. Ross, Jr.

      Section 2.2 NUMBER AND TERM OF OFFICE: (a) The authorized number of Directors will be eight.

            (b) Subject to Section 2.2(c), seven of the nominees for Directors comprising the Board will be: (i) three candidates designated by WLR (the "WLR Designees"), one of whom will be nominated to be the Chairman of the Board, (ii) two representatives designated by a Majority in Interest (the "Investor Designees"), and (iii) two representatives (the "Independent Designees") to be selected by agreement between WLR, on the one hand, and a Majority in Interest of the Investors, on the other hand, which representatives must qualify as "independent," as such term is defined in the rules and regulations of the New York Stock Exchange in effect from time to time for companies whose securities are listed for trading thereon (whether or not Company securities are so traded (such term, "Independent")).

            (c) If WLR is no longer a Founding Stockholder, the nominees for directors comprising the Board will be eight candidates designated by a Majority in Interest, provided that two of those candidates qualify as Independent.

            (d) The Company will take all action necessary to nominate and elect the Subsidiary Directors as the board of directors or similar governing body of each subsidiary of the Company. "Subsidiary Directors" means: (i) if WLR is a Founding Stockholder, one of the WLR Designees, one of the Investor Designees and one of the Independent Designees, each as designated by the stockholder(s) entitled to appoint such Designees; or (ii) if WLR is not a Founding Stockholder, three members of the Board selected by the Board.

      Section 2.3 VACANCIES: Any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause will be filled as provided below. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the Director in which the vacancy occurred and until such Director's successor has been elected and qualified.

      Section 2.4 REMOVAL: Directors may be removed upon the affirmative vote of the stockholder(s) entitled to nominate such Director at any time with or without cause. In the event that a vacancy in the Board is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director, the nominee to fill such vacancy will be designated by the Person or Persons who was entitled to designate the nominee for the departing Director pursuant to this Article.

      Section 2.5 RESIGNATION: Any Director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.


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      Section 2.6 REGULAR MEETINGS: Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place as may from time to time be determined by the Board, provided that at least one Board meeting shall be held in each fiscal quarter and, in any fiscal quarter where only one Board meeting has been held, one additional Board meeting may be called by a written request of a Majority in Interest. Prior written notice of regular meetings of the Board must be given not less than three business days prior to such meeting by mail, telegram, telephone, telex, facsimile or similar medium. A schedule of regular meetings approved by a majority of the Whole Board will constitute such notice the business day after adoption.

      Section 2.7 SPECIAL MEETINGS: Special meetings of the Board may be called by the Chairman or a majority of the Whole Board on not less than three business days prior notice to each Director by whom such notice is not waived, given either personally or by e-mail or electronic facsimile transmission or similar medium of communication. Special meetings of the Board may be held at such time and place as is determined by a majority of the Whole Board or, if not so specified, at the Company's principal executive offices.

      Section 2.8 QUORUM: At all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business, provided that at least one Director nominated by a Majority in Interest shall be present at any such meeting and provided further that if a quorum is not present at any meeting due solely to the absence of a Director nominated by the Majority in Interest, then, subject to the balance of this Bylaw, such meeting shall be adjourned without any action taken. Any such meeting adjourned will be rescheduled to a date specified with at least three business days notice provided to Directors in accordance with these Bylaws. Notwithstanding the preceding sentences, the quorum requirement shall be deemed to have been met at any second consecutive meeting lacking the attendance of at least one Director nominated by a Majority in Interest so long as a majority of the total number of Directors then in office are present. Subject to the next sentence, except for actions required by these Bylaws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting convened in accordance with the Certificate of Incorporation and these Bylaws at which there is a quorum will be the act of the Board. In the event that no Independent director is serving on the Board at the time of any meeting at which an action is to be taken by the Board (whether requiring the approval of a majority of the Directors present at such meeting or a Majority of the Whole Board), such action shall not be valid and will not be deemed to be an act of the Board unless it has also received the affirmative vote of at least one director nominated by a Majority in Interest. Subject to the second sentence of this Bylaw, if a quorum is not present at any meeting of the Board, the Directors present at the meeting may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum is present.

      Section 2.9 UNANIMOUS WRITTEN ACTION: Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken


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without a meeting if each member of the Whole Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

      Section 2.10 PARTICIPATION IN MEETINGS BY TELEPHONE CONFERENCE: Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any such committee, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

      Section 2.11 COMMITTEES: By the affirmative vote or consent of a majority of the Whole Board, the Board may establish such directorate committees as it may determine to be appropriate from time to time.

      Section 2.12 COMPENSATION: Members of the Board will be compensated for their service as directors at market rates as determined by the Board and will be entitled to reimbursement of the reasonable out-of-pocket expenses incurred by each such director in connection with attending the meetings of the Board, or any committee thereof and performing the services required by such director, in accordance with procedures that the Board may determine.

      Section 2.13 RULES: The Board, by vote of a majority of the Whole Board, may adopt rules for the conduct of its meetings and the management of the affairs of the Company, provided that no such rule may be inconsistent with or frustrate any terms hereof or of the Certificate of Incorporation.

                                   ARTICLE III
                                     NOTICES

      Section 3.1 GENERAL: Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given personally or by electronic transmission or facsimile telecommunication. Notice may also be given to stockholders by a form of electronic transmission in accordance with and subject to the provisions of Section 232 of the DGCL.

      Section 3.2 WAIVER: Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting,


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to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE IV
                                    OFFICERS

      Section 4.1 GENERALLY: Subject to Article VI of the Certificate of Incorporation, for as long as the Advisory Services Agreement between the Company and WLR is in effect, WLR will be responsible for and will have authority to generally oversee the management of the Company pursuant to such Advisory Services Agreement, as amended from time to time with the approval of a majority of the directors of the Board not nominated by WLR. In furtherance of such responsibilities, WLR will be entitled to (i) appoint and cause the removal of all officers of the Company and the Subsidiaries, subject only in each case to the approval of a Majority in Interest, which approval will not be unreasonably withheld, and (ii) appoint and remove all other management personnel of the Company and the Subsidiaries. Subject to Article VI of the Certificate of Incorporation, if the Advisory Services Agreement is no longer in effect, the Board will be responsible for and will have the authority specified in this Section. Unless otherwise determined by WLR, the authority of the officers of the Company and the Subsidiaries will be as is customary for officers of a Delaware corporation.

      Section 4.2 COMPENSATION: The compensation of all officers and agents of the Company who are also Directors of the Company will be fixed by the Whole Board or by a committee of the Board. The Whole Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.

      Section 4.3 SUCCESSION: The officers of the Company will hold office until their successors are elected and qualified, provided, however, that nothing herein will prevent any officer from resigning at any time by giving written notice of such resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice. Any officer may be removed at any time, with or without cause, as provided in Section 4.1 or by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company may be filled by the Board as provided in Section 4.1.

      Section 4.4 AUTHORITY AND DUTIES: Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as otherwise may be specified from time to time by the Board.

                                    ARTICLE V
                                      STOCK

      Section 5.1 CERTIFICATES; STOCK RECORDS: (a) Certificates representing shares of stock of the Company shall be in such form as shall be determined by the Board, subject to applicable legal requirements. Such certificates shall be numbered and their


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issuance recorded in the books of the Company, and such certificate shall exhibit the holder's name and the number of shares and shall be signed by, or in the name of the Company by, the President, Chief Executive Officer or a Vice-President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, of the Company and shall bear the corporate seal. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved or printed.

            (b) Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

            (c) The Company will maintain a record of all stockholders and the number of shares held by them and will certify such record ownership to any person to whom a stockholder reasonably requests that a certification be given.

      Section 5.2 LOST CERTIFICATES: The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 5.3 RECORD DATES: (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than ten calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

            (b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any


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such purpose will be at the close of business on the calendar day on which the
Board adopts the resolution relating thereto.

            (c) The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.

                                   ARTICLE VI
                                 INDEMNIFICATION

      Section 6.1 DAMAGES AND EXPENSES: A Director or officer of the Company will be indemnified to the full extent set forth in the Certificate of Incorporation.

      Section 6.2 INSURANCE AND FUNDING: The Company may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in the Certificate of Incorporation or otherwise, to the fullest extent permitted by applicable law as then in effect. The Company may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in
Section 6.1.

                                   ARTICLE VII
                                     GENERAL

      Section 7.1 FISCAL YEAR: The fiscal year of the Company will for accounting and tax purposes begin on January 1 and end on December 31 of each year except for the taxable years in the years of the Company's formation and termination and as otherwise required by law.

      Section 7.2 SEAL: The Board may adopt a seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      Section 7.3 RELIANCE UPON BOOKS, REPORTS AND RECORDS: Each Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company's officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

      Section 7.4 TIME PERIODS: In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event,


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calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded and the day of the event will be included.

      Section 7.5 DIVIDENDS: Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

      Section 7.6 CERTAIN DEFINED TERMS: Terms used herein with initial capital letters that are defined in the Company's Certificate of Incorporation are used herein as so defined.

      Section 7.7 AMENDMENTS: (a) Until a Public Offering, no amendment to the Bylaws may be made without the written consent of WLR (as long as it is a Founding Stockholder) and a Majority in Interest and the affirmative vote of holders of a majority of the capital stock of the Company (including all Investors and Founding Stockholders), voting as a single class.

            (b) In the event of a Public Offering and thereafter, the provisions of this Section 7.7(b) will apply. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting or (b) at any meeting of the Board; provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders, after the date of the Public Offering, in accordance with the Certificate of Incorporation and these Bylaws. Notwithstanding the foregoing and anything contained in these Bylaws to the contrary, after the Public Offering, the Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 80% of the outstanding Voting Stock, voting together as a single class.

      Section 7.8 APPLICATION OF CERTAIN PROVISIONS: The provisions in these Bylaws with respect to Founding Stockholders, Investors, WLR and Majority in Interest will become applicable at such time as the entities described in the Company's Certificate of Incorporation acquire stock in the Company pursuant to the Business Combination Agreement and fall within the defined terms "Founding Stockholders," "Investors," "WLR" and "Majority in Interest," as applicable.


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